                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  PP&L, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                  PP&L, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                            LOGO



                                   PP&L, Inc.



                            Notice of Annual Meeting

                                 April 23, 1999


                                      and


                                Proxy Statement
                              (including appended
                           1998 Financial Statements)

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

  The Annual Meeting of Shareowners of PP&L, Inc. ("PP&L" or "the Company") will be held at Lehigh University's Stabler Arena, at the Goodman Campus Complex located in Lower Saucon Township, outside Bethlehem, Pennsylvania, on Friday, April 23, 1999, at 1:30 p.m., preceding the Annual Meeting of Shareowners of PP&L Resources, Inc. The Annual Meeting will be held for the purposes stated below and more fully described in the accompanying Proxy Statement, and to transact such other business as may properly come before the Meeting or any adjournments thereof:

    1. The election of three directors for a term of three years.

    2. The approval of amendments to the Company's Articles of Incorporation.

  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other business should properly come before the Meeting, it is the intention of the Board of Directors that the persons named as Proxies will vote in accordance with their best judgment.

  This year, the Board of Directors is only soliciting Proxies from the holders of the Company's 4- 1/2% Preferred Stock. Holders of 4- 1/2% Preferred Stock should, after reading the Proxy Statement, mark, sign, date and return their Proxies as soon as possible, to assure representation at the Meeting. Holders of Series Preferred Stock will not be asked for a Proxy.

  Only Shareowners of record at the close of business on Friday, February 26, 1999, will be entitled to vote at the Annual Meeting or any adjournments thereof. All Shareowners are invited to attend the Meeting in person. If the Annual Meeting is interrupted or delayed for any reason, the Shareowners attending the adjourned Meeting shall constitute a quorum and may act upon such business as may properly come before the Meeting.

                      By Order of the Board of Directors.

                                      LOGO

                                 Robert J. Grey
                                   Secretary

March 12, 1999

                                PROXY STATEMENT

     The Company's principal executive offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101, telephone number (610) 774-5151. This Proxy Statement and the accompanying Proxy, solicited on behalf of the Board of Directors, were first released to Shareowners on or about March 12, 1999.

     This year the Board of Directors is only soliciting Proxies from the holders of the Company's 4- 1/2% Preferred Stock. Holders of 4- 1/2% Preferred Stock should, after reading the Proxy Statement, mark, sign, date and return their Proxies as soon as possible, to assure representation at the meeting. WE ARE NOT ASKING THE HOLDERS OF SERIES PREFERRED STOCK FOR A PROXY AND SUCH SHAREHOLDERS ARE REQUESTED NOT TO SEND US A PROXY.

OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has established Friday, February 26, 1999, as the record date for Shareowners entitled to vote at the Annual Meeting (the "Record Date"). The transfer books of the Company will not be closed. The Company's Restated Articles of Incorporation (the "Articles") divide its voting stock into four classes: 4- 1/2% Preferred Stock, Series Preferred Stock, Preference Stock and Common Stock. There were no shares of Preference Stock outstanding on the Record Date. Each currently outstanding share of each class of stock entitles the holder to one vote upon any business properly presented to the Annual Meeting. A total of 161,964,127 shares was outstanding on the Record Date, consisting of 157,300,382 shares of Common Stock (all owned by PP&L Resources, Inc. ("PP&L Resources")), 530,189 shares of 4- 1/2% Preferred Stock and 4,133,556 shares of Series Preferred Stock.

     As of February 15, 1999, the following are the only entities known by the Company to own more than five percent of any class or series of preferred stock entitled to vote at the Annual Meeting.

                                                                   NUMBER OF
                                      NAME AND                      SHARES          PERCENT OF
                                     ADDRESS OF                 BENEFICIALLY          CLASS
    TITLE                         BENEFICIAL OWNER                  OWNED           OR SERIES
4-1/2%              PP&L Resources, Inc.                                 [282,438]          [53.27%]
  Preferred Stock   Two North Ninth Street
                    Allentown, PA 18101

3.35 % Series       PP&L Resources, Inc.                                   21,178            50.69%
  Preferred Stock   Two North Ninth Street
                    Allentown, PA 18101

4.40% Series        PP&L Resources, Inc.                                  111,097            48.56%
  Preferred Stock   Two North Ninth Street
                    Allentown, PA 18101

4.60% Series        PP&L Resources, Inc.                                   34,386            54.58%
  Preferred Stock   Two North Ninth Street
                    Allentown, PA 18101

5.95% Series        PP&L Resources, Inc.                                  290,000            96.67%
  Preferred Stock   Two North Ninth Street
                    Allentown, PA 18101

6.05% Series        PP&L Resources, Inc.                                  250,000           100.00%
  Preferred Stock   Two North Ninth Street
                    Allentown, PA 18101

6.125% Series       PP&L Resources, Inc.                                  834,500            72.57%
  Preferred Stock   Two North Ninth Street
                    Allentown, PA 18101

6.15% Series        PP&L Resources, Inc.                                  152,500            61.00%
  Preferred Stock   Two North Ninth Street
                    Allentown, PA 18101

6.33% Series        PP&L Resources, Inc.                                  954,000            95.40%
  Preferred Stock   Two North Ninth Street
                    Allentown, PA 18101

6.75% Series        PP&L Resources, Inc.                                  759,230            89.32%
  Preferred Stock   Two North Ninth Street
                    Allentown, PA 18101

   Execution of the Proxy will not affect a Shareowner's right to attend the Annual Meeting and vote in person. Any Shareowner giving a Proxy has the right to revoke it at any time before it is voted by giving notice in writing to the Secretary. Shares represented by Proxy will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the Proxy solicited hereby will be voted FOR the election of directors, and FOR the proposed amendment to the Articles of Incorporation. Abstentions and broker non-votes are not counted as either "yes" or "no" votes for Proposal 1; abstentions and broker non-votes will have the same effect as votes against Proposal 2.

   To preserve voter confidentiality, the Company voluntarily limits access to Shareowner voting records to certain designated employees. These employees sign a confidentiality agreement which prohibits them from disclosing the manner in which a Shareowner has voted to any Company employee or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

   With respect to Proposal 1, the election of directors, Shareowners have the unconditional right of cumulative voting. Shareowners may vote in this manner by multiplying the number of shares registered in their respective names on the Record Date by the total number of directors to be elected at the Annual Meeting and casting all of such votes for one nominee or distributing them among any two or more nominees. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected. Authority to vote for any individual nominee can be withheld by striking a line through that person's name in the list of nominees on the accompanying Proxy. Shares will be voted for the remaining nominees on a pro rata basis.

   With respect to Proposal 2, the proposed amendment to the Articles (the "Proposed Amendment"), the following affirmative votes are required: (i) of the holders of not less than two-thirds of the number of shares of the 4- 1/2% Preferred Stock outstanding; (ii) of the holders of not less than two-thirds of the number of shares of the Series Preferred Stock outstanding; (iii) of the holders of not less than two-thirds of the number of shares of 4- 1/2% Preferred Stock and Series Preferred Stock outstanding (voting as a single class); and
(iv) of the holders of a majority of the number of shares of 4- 1/2% Preferred Stock, Series Preferred Stock and Common Stock outstanding (voting as a single class). PP&L RESOURCES HAS ADVISED THE COMPANY THAT IT INTENDS TO VOTE ALL OF THE OUTSTANDING SHARES OF COMMON STOCK, 4- 1/2% PREFERRED STOCK AND SERIES PREFERRED STOCK OWNED BY IT IN FAVOR OF PROPOSAL 2. AS A RESULT, THE RECEIPT OF THE VOTES REQUIRED TO APPROVE PROPOSAL 2 IS ASSURED, EXCEPT FOR THE REQUIREMENT FOR THE AFFIRMATIVE VOTE OF THE HOLDERS OF NOT LESS THAN TWO-THIRDS OF THE NUMBER OF SHARES OF THE 4- 1/2% PREFERRED STOCK OUTSTANDING. ACCORDINGLY, PROXIES ARE ONLY BEING SOLICITED FROM THE HOLDERS OF THE 4- 1/2% PREFERRED STOCK. THE COMPANY IS NOT SOLICITING PROXIES FROM THE HOLDERS OF SERIES PREFERRED STOCK. There are no rights of appraisal in connection with Proposal 2.

SPECIAL CASH PAYMENT

   Subject to the terms and conditions set forth in this Proxy Statement, if (but only if) Proposal 2 (the Proposed Amendment) is approved and adopted, the Company will make a cash payment of $1.00 per share (the "Special Cash Payment") to each owner of 4- 1/2% Preferred Stock, other than PP&L Resources ("4- 1/2% Preferred Shareowner"), who votes in favor of Proposal 2 at the Annual Meeting, in person by ballot or by proxy. This payment will be made for each share of 4-1/2% Preferred Stock held by such owner as of the Record Date which is so voted. SPECIAL CASH PAYMENTS WILL BE MADE TO THE 4- 1/2% PREFERRED SHAREOWNERS AS OF THE RECORD DATE ONLY IN RESPECT OF EACH SHARE OF 4- 1/2% PREFERRED STOCK WHICH IS VOTED FOR THE ADOPTION OF THE PROPOSED AMENDMENT AND ONLY IF THE PROPOSED AMENDMENT IS APPROVED AND ADOPTED . If the Proposed Amendment is approved and adopted, Special Cash Payments will be paid out of the Company's general funds by check mailed promptly after the Proposed Amendment has become effective.

   As described under "Certain Federal Income Tax Consequences," in order to prevent federal income tax backup witholding with respect to the Special Cash Payment, a United States 4- 1/2% Preferred Shareowner (as defined) must provide the Company with the owner's correct Taxpayer Identification Number and certify that the owner is not subject to backup withholding of federal income tax by completing the Form W-9 included in the Proxy.

   Only owners of 4- 1/2% Preferred Stock on the Record Date (or their legal representatives or attorneys-in-fact) are entitled to vote at the Annual Meeting and to receive the Special Cash Payments. Any beneficial owner of shares of 4-1/2% Preferred Stock who is not the registered owner of such shares as of the Record Date (as would be the case for any beneficial owner whose shares are registered in the name of such owner's broker, dealer, commercial bank, trust company or other nominee) must arrange with the record owner of such 4- 1/2% Preferred Stock to execute and deliver a proxy form on such beneficial owner's behalf. If a beneficial owner of shares intends to attend the Annual Meeting and vote in person, such beneficial owner must obtain a legal proxy form from his or her broker, dealer, commercial bank, trust company or other nominee.

   IF A 4- 1/2% PREFERRED SHAREOWNER VOTES AGAINST THE PROPOSED AMENDMENT OR ABSTAINS FROM ANY SUCH VOTE, SUCH OWNER SHALL NOT BE ENTITLED TO THE SPECIAL CASH PAYMENT EVEN IF THE PROPOSED AMENDMENT IS APPROVED AND ADOPTED. THE SPECIAL CASH PAYMENT WILL NOT BE MADE TO ANY OWNER OF SERIES PREFERRED STOCK, REGARDLESS OF THE OUTCOME OF THE VOTING ON THE PROPOSED AMENDMENT.


PROPOSAL 1: ELECTION OF DIRECTORS

  PP&L has a classified Board of Directors, currently consisting of nine directors divided into three classes. These classes consist of three directors whose terms will expire at the 1999 Annual Meeting, three directors whose terms will expire at the 2000 Annual Meeting, and three directors whose terms will expire at the 2001 Annual Meeting. The directors of the Company also serve as the directors of PP&L Resources.

  The nominees this year are Frederick M. Bernthal, William J. Flood and Frank
A. Long. All of the nominees are currently serving as directors. Dr. Bernthal was elected by the Board of Directors effective March 1, 1997, and Messrs. Flood and Long were elected by the Shareowners at the 1996 Annual Meeting. If elected by the Shareowners, the above nominees would serve until the 2002 Annual Meeting and until their successors shall be elected and qualified. Following their election, there would be nine members of the Board of Directors, consisting of three classes: three directors whose terms would expire at the 2000 Annual Meeting, four directors whose terms would expire at the 2001 Annual Meeting, and three directors whose terms would expire at the 2002 Annual Meeting.

  The Board of Directors has no reason to believe that any of the nominees will become unavailable for election, but, if any nominee should become unavailable prior to the meeting, the accompanying Proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee.

                             THE BOARD OF DIRECTORS
                RECOMMENDS THAT SHAREOWNERS VOTE FOR PROPOSAL 1

NOMINEES FOR DIRECTORS:

LOGO
             FREDERICK M. BERNTHAL, 56, is President of Universities Research Association (URA), Washington, D.C., a position he has held since 1994. URA is a consortium of 87 major research universities, and is management and operations contractor on behalf of the U.S. Department of Energy for the Fermi National Accelerator Laboratory. Dr. Bernthal served from 1990 to 1994 as Deputy Director of the National Science Foundation, from 1988 to 1990 as Assistant Secretary of State for Oceans, Environment and Science, and from 1983 to 1988 as a member of the U.S. Nuclear Regulatory Commission. He received a B.S. in chemistry from Valparaiso University, and a Ph.D. in nuclear chemistry from the University of California at Berkeley. Dr. Bernthal, a member of the Audit and Corporate Responsibility Committee of PP&L Resources and the Nuclear Oversight Committee of PP&L, has been a director since March 1, 1997.

LOGO
             WILLIAM J. FLOOD, 63, is Secretary-Treasurer of Highway Equipment & Supply Co. (HESCO), Harrisburg, Pa., supplier of heavy equipment for highway construction, industry and general contractors. Mr. Flood received a B.A. from Dartmouth College and joined HESCO in 1960. He is a director of HESCO, Penn State Geisinger Health System, Hescorp, Inc. and PNC Bank (Northeast PA). A member of the Audit and Corporate Responsibility of PP&L Resources and the Nuclear Oversight Committee of PP&L, Mr. Flood has been a director since 1990.

LOGO
             FRANK A. LONG, 58, is Executive Vice President of PP&L Resources and Executive Vice President and Chief Operating Officer of PP&L. Mr. Long received a B.S. in Electrical Engineering from Northeastern University, and joined PP&L in 1963. Senior Vice President-System Power & Engineering from 1990 until 1993, he was named to his present PP&L position in 1993 and to his PP&L Resources position in February 1995. Mr. Long is a member of the Pennsylvania Electric Association Executive Committee, and a director of the Smart Discovery Center and the Visiting Nurses Northeast. Mr. Long has been a director since 1993.


DIRECTORS CONTINUING IN OFFICE:

LOGO
             E. ALLEN DEAVER, 63, retired in January 1998 as Executive Vice President and a director of Armstrong World Industries, Inc., Lancaster, Pa., a manufacturer of interior furnishings and specialty products. He graduated from the University of Tennessee with a B.S. in Mechanical Engineering and joined Armstrong in 1960. He is a director of the Internacional de Ceramica S.A. (Mexico), Penn State Geisinger Health System and Donsco, Inc. Mr. Deaver, chair of the Compensation and Corporate Governance Committees of PP&L Resources and PP&L and a member of the Executive and Finance Committees of PP&L Resources and PP&L, has been a director since 1991; his term ends in 2000.

LOGO
             ELMER D. GATES, 69, is Vice Chairman of Fuller Company, Bethlehem, Pa., a company involved in the design and manufacture of plants, machinery and equipment used in the cement, paper, power and processing industries. He has a B.S. in Mechanical Engineering from Clarkson College. Mr. Gates is a former director of Ambassador Bank, a director of SI Handling Systems, Inc., a director of the Lehigh Valley Economic Development Corporation and president of the Lehigh Valley Partnership. Mr. Gates, chair of the Finance Committee of PP&L Resources and PP&L and a member of the Compensation and Corporate Governance and Executive Committees of PP&L Resources and PP&L, has been a director since 1989; his term ends in 2000.

LOGO
             WILLIAM F. HECHT, 55, is Chairman, President and Chief Executive Officer of both PP&L Resources and PP&L. Mr. Hecht received a B.S. and M.S. in Electrical Engineering from Lehigh University, and joined PP&L in 1964. He was elected President and Chief Operating Officer in 1991 and was named to his present PP&L position in 1993, and to his PP&L Resources position in February 1995. Mr. Hecht is a director of a number of civic and charitable organizations. He is chair of the Executive Committee of PP&L Resources and PP&L and chair of the Corporate Leadership Council, an internal committee comprised of the senior officers of PP&L Resources. Mr. Hecht has been a director since 1990; his term ends in 2001.

LOGO
             STUART HEYDT, 59, is Chief Executive Officer of the Penn State Geisinger Health System, a not-for-profit corporation involved in health care and related services. Dr. Heydt, who specializes in maxillofacial surgery, attended Dartmouth College and received an M.D. from the University of Nebraska. He is past president of the American College of Physician Executives and a director of Bucknell University, Wilkes University, PNC Bank (Northeast PA). He is chair of the Audit and Corporate Responsibility Committee of PP&L Resources and a member of the Compensation and Corporate Governance and Executive Committees of PP&L Resources and PP&L. Dr. Heydt has been a director since 1991; his term ends in 2001.

LOGO
             NORMAN ROBERTSON, 71, served as Senior Vice President and Chief Economist of Mellon Bank N.A., Pittsburgh, Pa., until his retirement in 1992. Mr. Robertson received a B.S. in Economics from the University of London, England, and attended the London School of Economics. Mr. Robertson is an independent economic advisor to Smithfield Trust Company, a private investment management firm. He is also an Adjunct Professor of Economics at Carnegie Mellon University. Mr. Robertson, a member of the Executive, Finance and Compensation and Corporate Governance Committees of PP&L Resources and PP&L, has been a director since 1969; his term ends in 2000.

LOGO
             MARILYN WARE, 55, is Chairman of American Water Works Company, Inc. of Voorhees, New Jersey, a position she has held since 1988. American Water Works is the largest water utility holding company in the country. In addition, she is a director of CIGNA Corp and served as a director of Penn Fuel Gas, Inc. from 1990 to 1998. She attended American University and the University of Pennsylvania. Ms. Ware has been a director since January 1998. She is a member of the Finance Committee of PP&L Resources and PP&L and the Audit and Corporate Responsibility Committee of PP&L Resources; her term ends in 2001.


FORMER DIRECTOR:

LOGO
             NANCE K. DICCIANI, Senior Vice President, Business Group Executive and Director, European Region, Rohm and Haas Company, Philadelphia, Pa., a specialty chemical company, resigned from the Board effective December 31, 1998, due to conflicting professional time commitments. A director since 1994, Dr. Dicciani provided a business perspective which we valued highly.

GENERAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Director Attendance at Board Meetings

  The Board of Directors held eleven meetings during 1998. Each director attended at least 75% of the meetings held by the Board and its Committees during the year. The average attendance of directors at Board and Committee meetings held during 1998 was 97%.


COMPENSATION OF DIRECTORS

  Directors who are Company employees receive no separate compensation for service on the Board of Directors or Committees of the Board of Directors. Non-employee directors receive a retainer of $39,000 per year, of which a minimum of $21,000 is allocated to a deferred stock account under the Directors Deferred Compensation Plan ("DDCP"); a fee of $1,000 for attending Board of Directors meetings, Committee meetings and other meetings at the Company's request; and a fee of $150 for participating in meetings held by telephone conference call. Only one attendance fee is paid when the Boards of PP&L Resources and PP&L meet on the same day, and when "dual" committee meetings are held on the same day. Also, only one retainer is paid for service on the Boards of both PP&L Resources and PP&L.

  Non-employee directors may elect to defer all or any part of the retainer and fees, pursuant to the DDCP. Under this Plan, these directors can defer compensation into a cash account or a deferred stock account. Payment of these amounts and applicable interest or dividends can be deferred until after the director's retirement from the Board of Directors, at which time they can receive these funds in one or more annual installments for a period of up to ten years.

  Under the terms of the DDCP, any increase in the annual retainer is automatically allocated to each director's deferred stock account. As with the DDCP benefits, this additional deferred stock together with applicable dividends is available to the directors after retirement from the Board, at which time they can receive this stock in one or more annual installments for a period of up to ten years.


CERTAIN TRANSACTIONS INVOLVING DIRECTORS OR EXECUTIVE OFFICERS

  The SEC requires disclosure of certain business transactions or relationships between PP&L Resources or its subsidiaries, and other organizations with which any of PP&L's directors or executive officers is affiliated as an owner, partner, director, or executive officer.

  From time to time, when it has been appropriate and reasonable, the Company and its subsidiaries have engaged in transactions with, or have used products or services of, organizations with which PP&L's directors or executive officers are affiliated. It is expected that the Company will continue to do so.

  On August 21, 1998, PP&L Resources acquired Penn Fuel Gas, Inc. pursuant to an Agreement and Plan of Merger, dated as of June 26, 1997. As a result of the merger, Ms. Ware and certain family members and trusts of which Ms. Ware is the beneficiary or trustee acquired an aggregate of 5,330,913 shares of Common Stock of PP&L Resources.

  During 1998, PP&L paid Highway Equipment & Supply Co. (HESCO) $246,270 for certain equipment and materials. Mr. Flood is secretary-treasurer and a principal owner of HESCO.


STOCK OWNERSHIP

  As noted above, all the Common Stock of PP&L is owned by PP&L Resources. No directors or executive officers own any PP&L preferred stock.

BOARD COMMITTEES

  The Board of Directors has four standing committees--the Executive, Compensation and Corporate Governance, Finance, and Nuclear Oversight Committees. Each non-employee director usually serves on one or more of these and PP&L Resources' Board committees. (PP&L Resources' committees include the Executive, Audit and Corporate Responsibility, Compensation and Corporate Governance and Finance Committees. PP&L Resources' Audit and Corporate Responsibility Committee provides audit oversight to PP&L.) All but the Executive Committee are composed entirely of directors who are not Company employees.

  EXECUTIVE COMMITTEE. The Executive Committee exercises during the periods between Board meetings all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, fix the compensation of the directors, change the Bylaws, or take any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions committed to another Board committee). The Executive Committee of PP&L met three times in 1998. The members of the Executive Committee for both the Company and PP&L Resources are Mr. Hecht (chair), Dr. Heydt, and Messrs. Deaver, Gates and Robertson.

  COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE. The principal functions of the Compensation and Corporate Governance Committee are to review and evaluate at least annually the performance of the chief executive officer and other senior officers of the Company, and to set their remuneration, including incentive awards; to review the fees paid to outside directors for their services on the Board of Directors and its Committees; and to review management's succession planning. For those individuals who are senior officers of both the Company and PP&L Resources, the Compensation and Corporate Governance Committees of both companies act jointly to set remuneration for services to both companies. Another principal committee function is to develop and review criteria for the qualifications of Board members, to establish and administer programs for evaluating the performance of Board members and to identify and recommend to the Board of Directors candidates for election to the Board. This committee met three times in 1998. The members of the Compensation and Corporate Governance Committee for both the Company and PP&L Resources are Mr. Deaver (chair), Messrs. Gates and Robertson and Dr. Heydt.

  Nominees for directors may be proposed by Shareowners in accordance with the procedures set forth in the Bylaws. Recommendations for the 2000 Annual Meeting must be received by November 15, 1999. Shareowners interested in recommending nominees for directors should submit their recommendations in writing to the Chair of the Compensation and Corporate Governance Committee, c/o Secretary, Two North Ninth Street, Allentown, Pennsylvania 18101.

  FINANCE COMMITTEE. The principal functions of the Finance Committee are to approve specific Company financings and corporate financing policies, to review the Company's annual capital and operating budgets, financing plans and overall financial strategy, and to declare dividends when the Board is not regularly scheduled to meet or does not meet. The Finance Committee met three times during 1998. The members of the Finance Committee for both the Company and PP&L Resources are Mr. Gates (chair), Messrs. Deaver and Robertson, and Ms. Ware.

  NUCLEAR OVERSIGHT COMMITTEE. The principal functions of the Nuclear Oversight Committee are to assist the Board of Directors in the fulfillment of its responsibilities for oversight of the Company's nuclear function, to advise Company management on nuclear matters, and to provide advice and recommendations to the Board of Directors concerning the future direction of the Company and management performance related to the nuclear function. The Nuclear Oversight Committee met three times in 1998. The members of the Nuclear Oversight Committee are Dr. Bernthal (chair), and Messrs. Flood and Gates.

RETIREMENT PLANS FOR EXECUTIVE OFFICERS

  PP&L officers upon retirement are eligible for benefits under the PP&L Retirement Plan and the Supplemental Executive Retirement Plan ("SERP"). The following table shows the estimated annual retirement benefits for executive officers payable under these Plans:

                      ESTIMATED ANNUAL RETIREMENT BENEFITS
                         AT NORMAL RETIREMENT AGE OF 65
                          OFFICERS HIRED BEFORE 1/1/98
                          ----------------------------

     FIVE YEAR                                             YEARS OF SERVICE
    AVE. ANNUAL
    COMPENSATION                      15 YEARS         20 YEARS         25 YEARS         30 YEARS
--------------------------         ---------------  ---------------  ---------------  ---------------
    $  250,000                          84,774          118,524          131,024          143,524
       300,000                         105,024          145,524          160,524          175,524
       350,000                         125,274          172,524          190,024          207,524
       400,000                         145,524          199,524          219,524          239,524
       450,000                         165,774          226,524          249,024          271,524
       500,000                         186,024          253,524          278,524          303,524
       550,000                         206,274          280,524          308,024          335,524
       600,000                         226,524          307,524          337,524          367,524
       650,000                         246,774          334,524          367,024          399,524
       700,000                         267,024          361,524          396,524          431,524
       750,000                         287,274          388,524          426,024          463,524
       800,000                         307,524          415,524          455,524          495,524
       850,000                         327,774          459,000          485,024          527,524
       900,000                         348,024          469,524          514,524          559,524
       950,000                         368,274          496,524          544,024          591,524
     1,000,000                         405,000          540,000          590,000          640,000
     1,050,000                         425,250          567,000          619,500          672,000

  Benefits under both the Retirement Plan and the SERP benefit formulas are based on length of service and the average compensation for the highest 60 consecutive months in the final 120 months of employment. For purposes of calculating benefits under the Retirement Plan, the compensation used is base salary less amounts deferred pursuant to the Officers Deferred Compensation Plan. Base salary, including any amounts deferred, is listed in the Summary Compensation Table which follows. (Of the officers listed in that Table, Mr. Hecht deferred $52,000 of compensation for each of 1996, 1997 and 1998; Mr. Long deferred $31,200 for each of 1996, 1997; and 1998; and Mr. Grey deferred $600 for 1996.) For purposes of calculating benefits under the SERP, the compensation used is base salary, bonus and the value of any restricted stock grant for the year in which earned, as listed in the Table, as well as dividends paid on restricted stock.

  Benefits payable under the Retirement Plan are subject to limits set forth in the Internal Revenue Code and are not subject to any deduction for Social Security benefits or other offset. They are computed on the basis of the life annuity form of pension at the normal retirement age of 65. Benefits payable under the SERP are computed on the same basis; are offset by Retirement Plan benefits, the maximum Social Security benefit payable at 65, and in some cases, by pensions received from prior employment; and are reduced for retirement prior to age 60.

  As of January 1, 1999, the years of credited service under the Retirement Plan for Messrs. Hecht, Long, Byram, Grey and Biggar were 28.8, 31.4, 22.3, 3.7, and
24.2 respectively. The years of credited service under the SERP for each of these officers are three years less than under the Retirement Plan (except in the case of Mr. Byram, who is entitled to nine months of additional credited service under the SERP, and Mr. Grey, who is entitled to 15.4 years of additional credited service).

  For officers hired on or after January 1, 1998, benefits under the SERP are based on a new formula, as follows: (i) restricted stock grants are not included in compensation for purposes of calculating benefits under the SERP; (ii) the percentage of pay provided as a retirement benefit is changed from 2.7% for the first 20 years of service plus 1.0% for the next 10 years, to 2.0% for the first 20 years and 1.5% for the next 10 years; and (iii) credit for years of service will commence as of the employee's date of hire instead of at age 30.

  The following table shows the estimated annual retirement benefits for executive officers payable under the new SERP:

                      ESTIMATED ANNUAL RETIREMENT BENEFITS
                         AT NORMAL RETIREMENT AGE OF 65
                       OFFICERS HIRED ON OR AFTER 1/1/98
                       ---------------------------------





        FIVE YEAR                                        Years of Service
       AVE. ANNUAL
       COMPENSATION                15 Years         20 Years         25 Years         30 Years
    ------------------          ---------------  ---------------  ---------------  ---------------
       $  250,000                   75,000          100,000          118,750          137,500
          300,000                   90,000          120,000          142,500          165,000
          350,000                  105,000          140,000          166,250          192,500
          400,000                  120,000          160,000          190,000          220,000
          450,000                  135,000          180,000          213,750          247,500
          500,000                  150,000          200,000          237,500          275,000
          550,000                  165,000          220,000          261,250          302,500
          600,000                  180,000          240,000          285,000          330,000
          650,000                  195,000          260,000          308,750          357,500
          700,000                  210,000          280,000          332,500          385,000
          750,000                  225,000          300,000          356,250          412,500
          800,000                  240,000          320,000          380,000          440,000
          850,000                  255,000          340,000          403,750          467,500
          900,000                  270,000          360,000          427,500          495,000
          950,000                  285,000          380,000          451,250          522,500
        1,000,000                  300,000          400,000          475,000          550,000
        1,050,000                  315,000          420,000          498,750          577,500

     For existing officers, effective January 1, 1998, benefits under the SERP are calculated under the greater of the old formula or the new formula, except that compensation for purposes of the old formula includes restricted stock grants only to the extent earned through December 31, 2001 and will be frozen as of December 31, 2001, and compensation for purposes of the new formula includes restricted stock grants only to the extent earned through December 31, 1997.

  In addition, in the event of a change in control or certain circumstances that may lead to a change in control, the Compensation and Corporate Governance Committee of the Board of Directors may change or eliminate the restriction period applicable to any outstanding restricted stock awards under the Incentive Compensation Plan.

SUMMARY COMPENSATION TABLE

  The following table summarizes all compensation for the Chief Executive Officer and the next four most highly compensated executive officers for the last three fiscal years, for service for both PP&L and PP&L Resources. Compensation amounts for these officers are the same as those shown in the PP&L Resources' proxy statement; they are not additive. Messrs. Hecht and Long also served as directors but received no separate remuneration in that capacity.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Long-Term
                                                                  ANNUAL COMPENSATION             Compensation
---------------------------------------------------------------------------------------------------------------------------------
                                                                                 OTHER ANNUAL      RESTRICTED        ALL OTHER
----------------------------------------------          SALARY/1/   BONUS/1/   COMPENSATION/2/   STOCK AWARD/3/   COMPENSATION/4/
                    Name and                      YEAR     ($)         ($)           ($)               ($)              ($)
               PRINCIPAL POSITION
---------------------------------------------------------------------------------------------------------------------------------
William F. Hecht                                  1998    644,604    267,998                 0          193,320             6,001
  Chairman, President and                         1997    609,550    107,360                 0          281,435             4,704
  Chief Executive Officer                         1996    531,194    138,600                 0          138,920             4,418

Frank A. Long                                     1998    439,735    157,872                 0          115,290             6,048
  Executive Vice President                        1997    414,704     85,698                 0          167,599             4,750
  and Chief Operating Officer                     1996    367,555     82,688            14,424           82,800             4,462

Robert G. Byram                                   1998    279,847     81,200            10,770           62,910             5,185
  Senior Vice President --                        1997    264,967     50,880                 0           91,630             3,916
  Generation and Chief                            1996    246,944     48,195                 0           48,300             3,673
  Nuclear Officer

Robert J. Grey                                    1998    279,674     81,200                 0           62,910             3,907
  Senior Vice President,                          1997    249,900     48,000                 0           86,488             2,682
  General Counsel and                             1996    231,878     44,415                 0           44,620             2,250
  Secretary

John R. Biggar/5/                                 1998    196,571     57,515               750           43,470             4,850
  Senior Vice President and                       1997    160,528     16,129                 0           32,491             3,582
  Chief Financial Officer                         1996    158,524     16,035                 0           17,480             2,250
---------------------------------------------------------------------------------------------------------------------------------

/1/  Salary and bonus data include deferred compensation.
/2/  Includes longevity pay (which is compensation for vacation earned, but not taken) and fees earned by Mr. Biggar for serving as a director of Safe Harbor, an affiliate of PP&L ($750 in 1998).
/3/  The dollar value of restricted common stock awards was calculated by multiplying the number of shares awarded by the closing price per share on the date of the grant. As of December 31, 1998, the officers listed in this table held the following number of shares of restricted common stock, with the following values: Mr. Hecht -- 34,720 shares ($967,820); Mr. Long-- 20,310 shares ($566,141); Mr. Byram-- 11,440 shares ($318,890); Mr. Grey-- 8,090 shares ($225,509), and Mr. Biggar-- 3,300 shares
     ($91,988). These year-end data do not include awards made in January 1999 for 1998 performance, or awards which had originally been restricted and for which the restriction periods have lapsed or been lifted. Dividends are paid currently on restricted stock awards. All outstanding restricted stock awards have a restriction period of three years.
/4/  Includes Company contributions to the Officers' Deferred Savings Plan and the ESOP accounts.
/5/  Mr. Biggar became Senior Vice President and Chief Financial Officer, effective January 28, 1998.

CHANGE IN CONTROL AGREEMENTS

   Effective as of January 1, 1998, PP&L Resources entered into agreements with each of the named executive officers, which agreements provide benefits to the officers upon certain terminations of employment following a change in control of PP&L Resources (as such term is defined in the agreements). The benefits provided under these agreements replace any other severance benefits provided to these officers by PP&L Resources, including any benefits under the Executive Retirement Security Plan ("ERSP") (which was terminated effective January 1,
1998) or any prior severance agreement.

   Each of the agreements continues in effect until December 31, 1999, and generally are automatically extended for additional one-year periods. Upon the occurrence of a change in control, the agreements will expire no earlier than thirty-six months after the month in which the change in control occurs. Each agreement provides that the officer will be entitled to the severance benefits described below if PP&L Resources terminates the officer's employment following a change in control for any reason other than death, disability, retirement or "cause," or if the officer terminates employment for "good reason" (as such terms are defined in the agreement).

   The benefits consist of a lump sum payment equal to three times the sum of
(a) the officer's base salary in effect immediately prior to date of termination, or if higher, immediately prior to the first occurrence of an event or circumstance constituting good reason, (b) the highest annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs, or if higher, the fiscal year immediately prior to the fiscal year in which first occurs an event or circumstance constituting good reason. (This bonus amount would include the value of restricted stock awards for calendar years prior to 1998.) In addition, under the terms of each agreement, PP&L Resources would provide the officer and dependents with continuation of welfare benefits (reduced to the extent the officer receives comparable benefits), and would pay the officer unpaid incentive compensation that has been allocated or awarded, a lump sum payment having an actuarial present value equal to the additional pension benefits the officer would have received had the officer continued to be employed by PP&L Resources for an additional thirty-six months, outplacement services for up to three years and a gross-up payment for any excise tax imposed under the Internal Revenue Code. In addition, under the agreements, PP&L Resources would provide post-retirement health care and life insurance benefits to officers who would have become eligible for such benefits within the thirty-six month period following the change in control.


JOINT REPORT OF THE COMPENSATION AND CORPORATE
GOVERNANCE COMMITTEES REGARDING EXECUTIVE COMPENSATION

GENERALLY

  PP&L Resources, Inc. (the "Company") is the parent holding company of PP&L, Inc., and PP&L, Inc. is its principal subsidiary. The members of the Company's Compensation and Corporate Governance Committee--all independent outside directors--and Board of Directors also serve in the same capacity for PP&L, Inc. Certain senior officers of the Company are also senior officers of PP&L, Inc. For those individuals, references below to the Committee and Board of Directors refer to the Committee and Board of Directors of both the Company and PP&L, Inc. and discussions of their compensation include compensation earned for services to both the Company and PP&L, Inc.

  During 1998, the Committee reviewed and evaluated the performance and leadership of the Chief Executive Officer and the other senior officers who are members of the Company's Corporate Leadership Council ("senior officers"), which provides strategic direction for the Company and its subsidiaries. The Committee established the compensation and benefit practices for these individuals as senior officers of the Company and its subsidiaries, including PP&L, Inc. and PP&L Global, Inc. (a subsidiary of the Company which invests in and develops world-wide power projects) ("PP&L Global"). These officers include: William F. Hecht, Chairman, President and Chief Executive Officer of the Company; Frank A. Long, Executive Vice President of the Company; John R. Biggar, Senior Vice President and Chief Financial Officer of the Company1; Robert G. Byram, Senior Vice President--Generation and Chief Nuclear Officer of PP&L, Inc.; Robert D. Fagan, President of PP&L Global; Robert J. Grey, Senior Vice President, General Counsel and Secretary of the Company; and Terry H. Hunt, Senior Vice President-- Strategic Planning of the Company. Except for Mr. Fagan, these individuals are also senior officers of PP&L, Inc.2


1 Mr. Biggar became an executive officer of the Company and a member of the Corporate Leadership Council effective as of January 28, 1998.
2 Mr. Fagan has no position with PP&L, Inc., but is a member of the Corporate Leadership Council and a "senior officer" of the Company by virtue of his position as President of PP&L Global.

  For 1998, the Company had in place two major components of executive compensation for the senior officers--base salary and incentive compensation. Base salaries reflect the value of the various Company positions relative to similar positions--both within the Company and in other companies--and individual executive performance. Incentive compensation is based on corporate performance.3 For 1998, the incentive program had two separate components. Under a short-term incentive plan, cash awards were made to the senior officers based on the achievement of key corporate financial and operational goals. Under a long-term incentive plan, restricted Company stock was granted to the senior officers based on the achievement of certain strategic goals designed to position the Company for success in the new competitive environment. Incentive goals and performance targets were developed by the Committee, and all awards were granted by the Committee.

BASE SALARIES

  In general, the Committee's objective is to provide salary levels that are sufficiently competitive with comparable companies to enable the Company to attract and retain high-quality executive talent. To meet this objective, the Committee regularly reviews salary information for similar companies. In addition, the Committee annually reviews the performance of each executive to determine the appropriate level of base salary adjustment for that individual.

  In December 1997, the Committee reviewed salary ranges for the senior officers by comparing these salary levels with levels within the utility industry generally, and, more specifically, with executive compensation levels at 16 comparable utilities.4 All of the comparison companies were included in the EEI (Edison Electric Institute) Index of Investor-owned Electric Utilities. The 16 utilities used for comparison purposes were selected based on their similarity to PP&L, Inc. in terms of annual revenues, service area and other measures of size.

  After reviewing salary data for executive positions at comparable utilities, the Committee reviewed the actual salaries and performance appraisals of each of the senior officers. In the case of the Chief Executive Officer, the Committee considered directors' individual appraisals of his performance in determining his salary. The Committee then solicited input and recommendations from the Chief Executive Officer regarding the performance and individual salaries of the other senior officers.

  Upon completion of this review, the Committee established the 1998 salaries of the senior officers. As of January 1998, Mr. Hecht's total compensation was about 24% less than the average total compensation of the chief executive officers of the comparable companies. Also, the total compensation of the senior officers as a group was approximately 15% less than the average paid to their counterparts at these companies. Considering this information and individual performance, the salary of each of the senior officers was increased, effective as of January 1, 1998.


INCENTIVE AWARDS

  In establishing the second component of executive compensation--incentive awards--the Committee annually reviews the Company's performance in relation to specific corporate financial, operational and strategic objectives. This component of compensation is intended to relate executive compensation directly to corporate performance and shareowner value. This program achieves the Company's objective of placing a large portion of executive compensation "at risk" by basing up to 40-50% of the senior officers' total compensation on the achievement of key corporate goals. The incentive awards are made in the form of cash and restricted Company stock.



3 Because of his position as President of PP&L Global, Mr. Fagan's incentive compensation is based on separate goals established for that position.
4 Mr. Fagan's salary was compared with those of similar subsidiary positions in both regulated and non-regulated companies.

CASH AWARDS

  Cash awards are made available to officers for the achievement of specific, independent goals established for each calendar year. For 1998, maximum annual awards based on accountability level were established for each officer according to the following table:

  Maximum Awards
  (Percent of Base Salary)

  Chief Executive Officer                                               60 %
  Executive Vice President                                              50 %
  Sr. Vice President                                                    40 %

  Annual awards are determined by applying these target percentages to the percentage of goal attainment. The performance goals for each year are established by the Committee, and the Committee reviews actual results at each year-end to determine the appropriate goal attainment percentage to apply to the salary targets.

  The following were the goal categories for 1998:

I. Financial--PP&L Resources, Inc. --based on the Company's net income and total return on common stock and the financial performance of subsidiary energy trading and marketing operations.

II. Operational--PP&L, Inc.--based on customer satisfaction indices, retail marketing efforts, the performance of PP&L, Inc.'s power plants, cost control, safety and environmental performance and affirmative action results.

III.  Operational--PP&L Global, Inc.--based on PP&L Global's net income.

  The weightings for each of these general categories varied by the level of the individual officers to reflect the different levels of influence they have on attainment of the goals, as follows:

                                 Goal Category
Officer Level                    Financial           Operational--       Operational--
                                                     PP&L                PP&L Global
Chief Executive Officer           45%                 30%                 25%
Executive Vice President          35                  45                  20
Sr. Vice President                30                  55                  15

  When the level of goal attainment in each of the above categories is measured at the end of each year and the category weightings shown above are multiplied by the annual award target for each position, each officer's cash award is determined for the prior year's performance.

RESTRICTED STOCK AWARDS

  Under the terms of the Company's Incentive Compensation Plan, restricted Company stock also is made available to officers based on the achievement of strategic objectives designed to position the Company to continue to provide value to its shareowners. Goals for 1998 were related to success in the Pennsylvania retail market, transactions which increase the Company's and PP&L Global's domestic and international business presence, the outcome of PP&L, Inc.'s restructuring proceeding and the financial initiatives related thereto, and the establishment of a corporate risk management program. Annual awards are based on the achievement of these strategic goals. The 1998 award targets for individual officers varied by accountability level, as follows:

  Maximum Awards
  (Percent of Base Salary)

  Chief Executive Officer                                               40 %
  Executive Vice President                                              35 %
  Sr. Vice President                                                    30 %

  Awards are made in the form of restricted stock equivalent to the dollar value of the percentage applied to base pay in effect at the end of the year. This stock award encourages increased stock ownership on the part of the officers and aligns the interests of management and shareowners.

  The Committee determines the applicable restriction period for the stock at the time of grant, which, under the terms of the Incentive Compensation Plan, must be at least three years and not more than ten years from the date of grant. That is, the officer can be divested of this stock during the restriction period if he or she terminates employment with the Company. The Plan also provides that, upon retirement, death or disability of an officer, the outstanding restricted stock awards made to that officer will be prorated. In such cases, the Committee may provide the officer with the entire award rather than the prorated portion.

  In this way, grants of restricted stock serve as an incentive for senior management to continue their employment with the Company and, therefore, contribute to continuity in top management. In the past, the grants of restricted stock made under the Incentive Compensation Plan have been restricted for a period of three years.

  The 1998 incentive awards made to the five most highly compensated executive officers are shown in the Summary Compensation Table. The Committee based the awards for these officers solely on the corporate goals achieved. In January 1999, the Committee reviewed performance achieved during 1998 for the financial and operational goals under the short-term incentive plan. During 1998, the Company achieved 45% of its financial goals, 80% of its operational goals for PP&L, Inc. and 100% of its operational goals for PP&L Global. As a result of the weighting system described above, the senior officers received the following short-term incentive awards as a percent of base salary: Mr. Hecht--41.6%; Mr. Long--35.9%; Mr. Biggar--28.7%, Mr. Byram--29.0%; and Mr. Grey--29.0%. Mr. Fagan
received a 1998 short-term incentive award of 67.5% of base salary, based on separate goals related to PP&L Global's staffing and organization, strategic planning and strategic acquisition efforts, budgetary control and the establishment of certain financial capabilities, policies and programs, and investment and commitments in international projects.

  In January 1999, the Committee also reviewed the Company's performance on the established strategic goals under the long-term incentive plan. During 1998, the Company achieved 78% of these strategic goals. Applying the maximum targets set forth above, the senior officers received the following long-term incentive awards as a percent of base salary: Mr. Hecht--31.2%; Mr. Long--27.3%; Mr. Biggar--22.6%, Mr. Byram--23.4%; and Mr. Grey--23.4%. Mr. Fagan's 1998 long-term incentive award equal to 50.0% of his base salary (1/3 cash and 2/3 in restricted stock) was based on an established formula emphasizing PP&L Global's committed equity investment and cash flow.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  In establishing Mr. Hecht's 1998 salary, the Committee reviewed the salaries of the chief executive officers of the 16 comparison utilities referenced above. In conducting this review, the Committee concluded that Mr. Hecht's 1997 salary was about at the average earned by incumbents in similar positions at those utilities. As a result of this review and Mr. Hecht's performance, the Committee set his 1998 salary at $645,000, effective January 1, 1998, in order to maintain this relationship with market conditions.

  Based on the Company's performance in 1998 on the specific corporate financial and operational goals discussed above, Mr. Hecht received a cash award equal to approximately 41.6% of his year-end salary. Based on the Company's performance in 1998 on the strategic goals discussed above, Mr. Hecht received a restricted stock award equal to approximately 31.2% of his year-end salary.


TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held corporations may not deduct in any taxation year certain compensation in excess of $1,000,000 paid to the chief executive officer and the next four most highly compensated executive officers. Section 162(m) did
not apply to the Company's 1998 executive compensation.   In this regard, the
Company is proposing that its shareowners at the 1999 Annual Meeting approve (i) the amendment of the Incentive Compensation Plan to effectuate its new stock option program and to enable the Company to make stock option awards and other stock-based awards under that Plan that are deductible under Section 162(m) and (ii) the adoption of a Short-Term Incentive Plan under which cash awards to officers under the existing short-term incentive program could be deductible under Section 162(m).

                                  The Compensation and Corporate
                                  Governance Committee
                                    E. Allen Deaver, Chair
                                    Elmer D. Gates
                                    Stuart Heydt
                                    Norman Robertson


PROPOSAL 2:  PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION

   DESCRIPTION OF PROPOSED AMENDMENT

   At the Annual Meeting, Shareowners will vote upon the Proposed Amendment to remove in their entirety the following sections of Article VI of the Company's
Articles: (1) Section 2(C) of Division A, (2) Section 2(B) of Division B, and
(3) Section 1(C) of Division E. The full text of the Amended and Restated Articles are set forth on Schedule A to this Proxy Statement.

   The Proposed Amendment would have the effect of removing limitations on the Company's ability to:

* increase the authorized number of shares of 4- 1/2% Preferred Stock or Series Preferred Stock or issue additional shares of 4- 1/2% Preferred Stock or Series Preferred Stock or issue Senior Stock,

* merge or consolidate with another corporation unless such transaction has been approved by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935,

* incur unsecured indebtedness in an amount in excess of 20% of the sum of the outstanding secured indebtedness of the Company plus capital and surplus of the Company (the "Unsecured Debt Limitation"), and

* pay dividends on the Common Stock aggregating an amount in excess of (a) 75% of the current year's earnings otherwise available for Common Stock, if after such payment, the ratio of the aggregate of capital for Common Stock and surplus to the total capitalization of the Company, including surplus, will be less than 25% or (b) 50% of the current year's earnings otherwise available for Common Stock, if after such payment, the ratio of the aggregate of capital for Common Stock and surplus to the total capitalization, including surplus, will be less than 20% (the "Common Stock Dividend Limitation").

THE FOREGOING STATEMENTS ARE SUMMARIES OF THE SUBSTANCE OR GENERAL EFFECT OF THE PROVISIONS OF THE ARTICLES AND ARE QUALIFIED IN THEIR ENTIRETY BY THE FULL TEXT OF SUCH PROVISIONS SET FORTH IN SCHEDULE A.

   REASONS FOR THE PROPOSED AMENDMENT

   The electric utility industry has become, and will continue to be, increasingly competitive as the result of various business, regulatory and technological developments. Recent federal and state regulatory actions designed to promote retail and wholesale competition include, among other things, initiatives to allow customers to choose their electricity supplier. In fact, as a result of the Pennsylvania Electricity Customer Choice and Competition Act, all of Pennsylvania's retail electric customers, including PP&L's customers, will be able to choose their electric supplier in the near future. Such competition already exists for wholesale electric customers. The Company believes that significant financial and operational flexibility will be necessary to succeed in this competitive marketplace. This is especially true because the restrictions that would be eliminated by the Proposed Amendment generally do not burden PP&L's new competitors (e.g., power marketers, independent power producers, exempt wholesale generators and owners of cogeneration facilities) or even many other public utility companies.

   The elimination of the Unsecured Debt Limitation is important to the Company's financial strategy for the new competitive environment. This financial strategy involves, among other things, a reduction in the Company's permanent capitalization and a temporary use of a higher degree of leverage.
The elimination of the Unsecured Debt Limitation from the Articles will allow the Company to utilize more fully various unsecured debt alternatives and thus improve its ability to take full advantage of changing conditions in the capital markets. This additional flexibility will, for example, permit the Company to issue long-term debt when, because of mortgage coverage restrictions or other reasons, it may be unattractive or not possible to issue any additional first mortgage bonds. In addition, elimination of the Unsecured Debt Limitation will afford the Company greater flexibility in the issuance of short-term debt to meet interim cash requirements with what is usually the least expensive form of capital.

   PP&L Resources currently holds a sufficient number of shares of 4- 1/2% Preferred Stock and Series Preferred Stock to waive any potential exceedances of the Unsecured Debt Limitation provisions of the Articles proposed to be eliminated by the Proposed Amendment. If the Proposed Amendment is not approved, PP&L Resources has informed the Company that it intends to use its ability to waive the limitations imposed by such provisions from time to time depending on the financial and strategic requirements of the Company and PP&L Resources.

   PP&L believes that the elimination of the Common Stock Dividend Limitation will be beneficial to its ability to pay dividends to PP&L Resources due to its new financial strategy and the new competitive industry environment which may increase the volatility of the Company's revenue and income streams.

   Except for actions that may be taken as a result of the elimination of the Unsecured Debt Limitation and the Common Stock Dividend Limitation, as discussed above, the Company does not currently anticipate taking any actions that would be prohibited by the other provisions of the Articles proposed to be eliminated by the Proposed Amendment.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following summary describes certain United States federal income tax considerations with respect to the receipt of Special Cash Payments in connection with the approval and adoption of the Proposed Amendment. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of the Proxy Statement may adversely affect the tax consequences described herein, possibly on a retroactive basis. This summary is addressed to 4- 1/2% Preferred Shareowners who hold shares of 4- 1/2% Preferred Stock as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to a 4- 1/2% Preferred Shareowner in light of such 4- 1/2% Preferred Shareowner's particular circumstances or to 4- 1/2% Preferred Shareowners subject to special rules (including certain financial institutions, tax-exempt organization, insurance companies, dealers in securities or currencies, 4- 1/2% Preferred Shareowners who acquired their shares pursuant to the exercise of stock options or other compensation arrangements with the Company or 4- 1/2% Preferred Shareowners holding shares as part of a hedging, integrated or conversion transaction,
constructive sale or a straddle for tax purposes).    OWNERS OF 4- 1/2%
PREFERRED STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

   As used herein, the term "United States 4- 1/2% Preferred Shareowner" means a beneficial owner of a share of 4- 1/2% Preferred Stock that is for United States federal income tax purposes (i) a citizen or resident of the United States or any political subdivision thereof; (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust which is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code. As used herein, the term "Non-United States 4- 1/2% Preferred Shareowner" means an owner of a share of 4- 1/2% Preferred Stock that is not a United States 4- 1/2% Preferred Shareowner.

   SPECIAL CASH PAYMENTS

   United States 4- 1/2% Preferred Shareowners. There is no direct authority concerning the federal income tax consequences of the receipt of Special Cash Payments. The Company will, for information reporting purposes, treat Special Cash Payments as ordinary, non-dividend income to recipient United States 4-1/2% Preferred Shareowners.

   Non-United States 4- 1/2% Preferred Shareowners. The Company will treat Special Cash Payments paid to Non-United States 4- 1/2% Preferred Shareowners as subject to withholding of United States federal income tax at a rate of 30%. However, a Special Cash Payment that is effectively connected with the conduct of a trade or business by a Non-United States 4- 1/2% Preferred Shareowner within the United States will not be subject to such withholding tax (provided such Non-United States 4- 1/2% Preferred Shareowner provides two originals of Internal Revenue Service Form 4224 (or successor form) stating that such Special Cash Payments are so effectively connected), but instead will be subject to United States Federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected Special Cash Payments received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). A Non-United States 4- 1/2% Preferred Shareowner eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

   BACKUP WITHHOLDING

   ANY UNITED STATES 4- 1/2% PREFERRED SHAREOWNER WHO VOTES IN FAVOR OF THE PROPOSED AMENDMENT AND WHO FAILS TO COMPLETE AND SIGN THE FORM W-9 THAT IS INCLUDED IN THE PROXY (OR, IN THE CASE OF A NON-UNITED STATES 4- 1/2% PREFERRED SHAREOWNER, FORM W-8, OBTAINABLE FROM THE COMPANY) MAY BE SUBJECT TO A REQUIRED FEDERAL INCOME TAX BACKUP WITHHOLDING OF 31% OF THE SPECIAL CASH PAYMENT. To prevent United States federal income tax backup withholding with respect to the Special Cash Payment, a United States 4- 1/2% Preferred Shareowner must provide the Company with the owner's correct Taxpayer Identification Number ("TIN") and certify that the owner is not subject to backup withholding of federal income tax by completing the Form W-9 included in the Proxy. Certain 4- 1/2% Preferred Shareowners (including, among others, all corporations and Non-United States 4-1/2% Preferred Shareowners) are exempt from backup withholding. For a corporate United States 4- 1/2% Preferred Shareowner to qualify for such exemption, such owner must provide the Company with a properly completed and executed Form W-9 attesting to its exempt status. In order for a Non-United States 4- 1/2% Preferred Shareowner to qualify as an exempt recipient, the foreign owner must submit a Form W-8, Certificate of Foreign Status, signed under penalties of perjury, attesting to that owner's exempt status. A copy of the Form W-8 may be obtained from the Company. Any Special Cash Payments paid to Non-United States 4- 1/2% Preferred Shareowners that are subject to the 31% backup withholding will not be subject to the 30% withholding tax discussed above under "Special Cash Payments--Non-United States 4- 1/2% Preferred Shareowners."

   The amount of any backup withholding from a payment to a 4- 1/2% Preferred Shareowner will be allowed as a credit against such owner's United States federal income tax liability and may entitle such owner to a refund, provided that the required information is furnished to the Internal Revenue Service.


INDEPENDENT ACCOUNTANTS

  Upon the recommendation of PP&L Resources' Audit and Corporate Responsibility Committee, which is composed of directors who are not employees of the Company or its Affiliates, the Board of Directors of PP&L Resources appointed PricewaterhouseCoopers LLP to serve as independent accountants for the year ending December 31, 1999, for PP&L Resources and its subsidiaries, including the Company. This appointment is subject to reconsideration by the Board if it is not ratified by the Shareowners of PP&L Resources.

MISCELLANEOUS

  The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the Shareowners should arise, it is intended that the persons named as Proxies will vote in accordance with their best judgment.


METHOD AND EXPENSE OF SOLICITATION OF PROXIES

  The cost of soliciting proxies on behalf of the Board of Directors will be paid by the Company. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person or by telephone, telegraph or facsimile. The company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting. It is expected that the remuneration to Innisfree for its services will be $7,500.00. Brokers, dealers, banks and their nominees who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and the Company will reimburse them for their expenses.


PROPOSALS FOR 2000 ANNUAL MEETING

  To be included in the proxy material for the 2000 Annual Meeting, any proposal intended to be presented at that meeting by a Shareowner must be received by the Secretary no later than November 15, 1999.


ANNUAL FINANCIAL STATEMENTS

  The Company's annual financial statements and related management discussion are appended to this document.

                                  By Order of the Board of Directors.
                                     Robert J. Grey
                                     Secretary

March 12, 1999

                                                                     SCHEDULE A

                                  PP&L, INC.

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

  ARTICLE I. The name of the Corporation is

                                  PP&L, INC.

  ARTICLE II. The location and post office address of the registered office of the Corporation in this Commonwealth is

                            Two North Ninth Street
                         Allentown, Pennsylvania 18101

  ARTICLE III. The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and do any lawful act concerning, any or all lawful business for which a corporation may be incorporated under said Business Corporation Law, including but not limited to:

    1. The supply of light, heat or power to the public by means of electricity or by any other means.

    2. The production, generation, manufacture, transmission, storage, distribution or furnishing of artificial or natural gas, electricity or steam or air conditioning or refrigerating services, or any combination thereof to or for the public.

    3. The diverting, pumping or impounding of water for the development or furnishing of hydroelectric power to or for the public.

    4. The transportation of artificial or natural gas, electricity, petroleum or petroleum products or water or any combination of such substances for the public.

    5. The diverting, developing, pumping, impounding, distributing or furnishing of water from either surface or subsurface sources to or for the public.

    6. Manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, the furnishing of services, and acquiring, owning, using and disposing of real property of every nature whatsoever.

  ARTICLE IV. The term for which the Corporation is to exist is perpetual.

  ARTICLE V. The aggregate number of shares which the Corporation shall have authority to issue is 185,629,936 shares, divided into 629,936 shares of 4 1/2% Preferred Stock, par value $100 per share; 10,000,000 shares of Series Preferred Stock, par value $100 per share; 5,000,000 shares of Preference Stock, without nominal or par value; and 170,000,000 shares of Common Stock, without nominal or par value.

  ARTICLE VI. The designations, preferences, qualifications, limitations, restrictions, and the special or relative rights in respect of the shares of each class shall be as follows:

                     DIVISION A -- 4 1/2% PREFERRED STOCK

  Section 1. Dividend Rate. The 4 1/2% Preferred Stock shall be entitled to dividends, as provided in Division C, at the rate of four and one-half percent (4 1/2%) per annum, such dividends to be cumulative from the date of issuance thereof.

  Section 2. Restrictions on Certain Corporate Action. (A) Upon the vote of a majority of all the Directors of the Corporation and of a majority of the total number of shares of stock then issued and outstanding and entitled to vote, the Corporation may from time to time create or authorize one or more other classes of stock with such designations, rights, privileges, limitations, preferences, voting powers, prohibitions, restrictions or qualifications of the voting and other rights and powers and terms as to redemption as may be determined by said vote, which may be the same or different from the designations, rights, privileges, limitations, preferences, voting powers, prohibitions, restrictions or qualifications of the classes of stock of the Corporation then authorized; provided, however, that no new class of stock shall hereafter be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the 4% Preferred Stock, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares of 4 1/2% Preferred Stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which the creation or authorization of such new class of stock or such convertible securities is considered. Any such vote may authorize any shares of any class then authorized but unissued to be issued as shares of such new class or classes.

  (B) The expressed rights, privileges, terms and conditions of the 4 1/2% Preferred Stock then outstanding shall not be amended, altered, changed or repealed in a manner substantially prejudicial to the holders thereof unless the holders of record of not less than two-thirds of the number of shares of the 4 1/2% Preferred Stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which such amendment, alteration, change or repeal is considered.


                     DIVISION B -- SERIES PREFERRED STOCK

  Section 1. Division into Series. (A) All shares of Series Preferred Stock shall be identical except that the dividend rate, the amount to which such shares shall be entitled upon redemption and upon liquidation, the sinking fund, if any, as well as the provisions, if any, with respect to convertibility may vary between different series. The Series Preferred Stock may be divided into, and issued from time to time, in one or more series, each of such series to have such distinctive designation, terms, relative rights, privileges, limitations, preferences and voting powers and such prohibitions, restrictions, and qualifications of the voting and other rights and powers as are fixed and determined in this Article VI or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as provided in this Division B.

  (B) Authority is hereby expressly granted to the Board of Directors to establish one or more series of Series Preferred Stock and with respect to each series to fix and determine by resolution or resolutions providing for the issue of such series:

    (1) the number of shares to constitute such series and the distinctive designation thereof to distinguish the shares thereof from the shares of all other series and classes;

    (2) the dividend rate on the shares of such series, and the date or dates from which dividends shall be cumulative;

    (3) the amount to which shares of such series shall be entitled upon redemption;

    (4) the amount to which shares of such series shall be entitled upon liquidation;

    (5) the amount of the sinking fund, if any, for the purchase or redemption of shares of such series; and

    (6) the terms and conditions, if any, upon which the shares of such series may be converted into other securities of the Corporation.

  Section 2. Restrictions on Certain Corporate Action. (A) Upon the vote of a majority of all of the Directors of the Corporation and of a majority of the total number of shares of stock then issued and outstanding and entitled to vote, the Corporation may from time to time create or authorize one or more classes of stock in addition to the Series Preferred Stock, the 4 1/2% Preferred Stock, the Preference Stock and the Common Stock, with such designations, rights, privileges, limitations, preferences, voting powers, prohibitions, restrictions or qualifications of the voting and other rights and powers and terms as to redemption as may be determined by said vote, which may be the same or different from the designations, rights, privileges, limitations, preferences, voting powers, prohibitions, restrictions or qualifications of the classes of stock of the Corporation then authorized; provided, however, that no new class of stock shall hereafter be created or authorized which is entitled to dividends or shares in distribution of assets on a parity with or in priority to the Series Preferred Stock, nor shall there be created or authorized any securities convertible into shares of any such stock, unless the holders of record of not less than two-thirds of the number of shares of the Series Preferred Stock and the 4 1/2% Preferred Stock then outstanding (consenting or voting as a single class separate from the holders of the Preference Stock and the Common Stock) shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which the creation or authorization of such new class of stock or such convertible securities is considered. Any such vote may authorize any shares of any class then authorized but unissued to be issued as shares of such new class or classes.



  (B) The provisions of this Section 2 of this Division B requiring the approval of a specified percentage of the holders of the Series Preferred Stock and the 4 1/2% Preferred Stock voting or consenting as a class shall be construed as in addition to and not in substitution for, any provisions of Division A of this Article VI requiring the approval of the holders of a specified percentage of the 4 1/2% Preferred Stock.

  (C) The expressed rights, privileges, terms and conditions of the Series Preferred Stock then outstanding, insofar as they are set forth in the foregoing subsections of this Section 2 shall not be amended, altered, changed or repealed in a manner substantially prejudicial to the holders thereof unless (1) the holders of record of not less than two-thirds of the number of shares of the Series Preferred Stock and the 4 1/2% Preferred Stock then outstanding (consenting or voting as a single class separate from the holders of the Preference Stock and the Common Stock) shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which such amendment, alteration, change or repeal is considered, and (2) the expressed rights, privileges, terms and conditions of the 4 1/2% Preferred Stock, are, at the same time, similarly amended, altered, changed or repealed. The expressed rights, privileges, terms and conditions of the Series Preferred Stock then outstanding, other than those set forth in the foregoing subsections of this Section 2, shall not be amended, altered, changed or repealed in a manner substantially prejudicial to the holders thereof unless the holders of record of not less than two-thirds of the number of shares of the Series Preferred Stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of shareholders at which such amendment, alteration, change or repeal is considered.

  Section 3. Variations Among Series of Series Preferred Stock. (A) 4.60% Series Preferred Stock. The terms of the "4.60% Series Preferred Stock," in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows: the dividend rate shall be 4.60% per annum, and dividends on each share of such series shall be cumulative from the date or dates of initial issue of shares of such series: the redemption price shall be $103 per share at any time; $103 per share shall be payable upon any voluntary liquidation, dissolution or winding up of the Corporation and $100 per share shall be payable upon any involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 63,000 shares.

  (B) 4.40% Series Preferred Stock. The terms of the "4.40% Series Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows: the dividend rate shall be 4.40% per annum, and dividends on each share of such series shall be cumulative from the date or dates of the initial issue of shares of such series; the redemption price shall be $102 per share at any time; $102 per share shall be payable upon any voluntary liquidation, dissolution or winding up of the Corporation and $100 per share shall be payable upon any involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 229,214 shares.

  (C) 3.35% Series Preferred Stock. The terms of the "3.35% Series Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows: the dividend rate shall be 3.35% per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such series; the redemption price shall be $103.50 per share at any time; $103.50 per share shall be payable upon any voluntary liquidation, dissolution or winding up of the Corporation and $100 per share shall be payable upon any involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 53,248 shares.

  (D) 6.75% Series Preferred Stock. The terms of the "6.75% Series Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

    (1) The dividend rate shall be 6.75% per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such series;

    (2) Shares of this Series are not redeemable prior to October 1, 2003. On or after October 1, 2003, the Corporation may, by resolution of the Board of Directors or the Executive Committee of the Board of Directors, redeem all, or from time to time, any part of the outstanding shares of this Series, at the following redemption prices per share:

      IF REDEEMED DURING TWELVE MONTH                                    REDEMPTION
        PERIOD ENDING SEPTEMBER 30                                         PRICES
      -------------------------------                                    ----------
         2004...........................................................   103.38%
         2005...........................................................   103.04
         2006...........................................................   102.70
         2007...........................................................   102.36
         2008...........................................................   102.03
         2009...........................................................   101.69
         2010...........................................................   101.35
         2011...........................................................   101.01
         2012...........................................................   100.68
         2013...........................................................   100.34

    and thereafter at $100.00 per share. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

    (3) $100.00 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this series authorized is 850,000 shares.

  (E) 6.125% Series Preferred Stock. The terms of the "6.125% Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

    (1) The dividend rate shall be 6.125% per share per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such Series;

    (2) So long as any shares of this Series remain outstanding, the Corporation, after full dividends on all outstanding shares of the 4 1/2% Preferred Stock and the Series Preferred Stock, including this Series, for all past dividend periods shall have been paid or set aside, shall redeem as and for a sinking fund for the retirement of this Series (the "6.125% Sinking Fund"), out of funds legally available therefor, (i) annually on October 1 in each of the years 2003 through 2007, 57,500 shares of this Series, and (ii) on October 1, 2008, the remaining shares of this Series. The Corporation's obligation to make redemptions for the 6.125% Sinking Fund on any such October 1 as provided in this subparagraph (2) (such obligations on each such date being herein called the "6.125% Sinking Fund Obligation") shall be cumulative so that if on any such October 1 the funds of the Corporation legally available for the 6.125% Sinking Fund shall be insufficient to permit the Corporation to discharge its 6.125% Sinking Fund Obligation on such date, or if for any other reason such 6.125% Sinking Fund Obligation shall not have been discharged in full on such date, then such 6.125% Sinking Fund Obligation, to the extent not discharged, shall become an additional 6.125% Sinking Fund Obligation for each succeeding October 1 until fully discharged. The price at which shares of this Series shall be called for redemption through the 6.125% Sinking Fund shall be $100 per share, plus an amount equal to accumulated and unpaid dividends to the date of such redemption computed as provided in Section 5 of Division C of Article VI of these Amended and Restated Articles of Incorporation. The Corporation's 6.125% Sinking Fund Obligation may be discharged, in whole or part, by the application of any shares of this Series purchased or otherwise acquired by the Corporation on or before such date. If the Corporation shall for any reason fail to discharge in full its 6.125% Sinking Fund Obligation on any such October 1, the Corporation shall not thereafter, unless and until such 6.125% Sinking Fund Obligation and its 6.125% Sinking Fund Obligation for each and every prior October 1 shall have been discharged in full, declare or pay any dividend on, or make any other distribution of property with respect to, or purchase or otherwise acquire, any of its Common Stock.

    (3) Shares of this Series are not redeemable prior to October 1, 2003. On and after October 1, 2003, the Corporation may, by resolution of the Board of Directors or the Executive Committee of the Board of Directors, redeem all, or from time to time, any part of the outstanding shares of this Series at $100 per share. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

    (4) $100.00 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this series authorized is 1,150,000 shares.

  (F) 6.33% Series Preferred Stock. The terms of the "6.33% Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

    (1) The dividend rate shall be 6.33% per share per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such Series;

    (2) So long as any shares of this Series remain outstanding, the Corporation, after full dividends on all outstanding shares of the 4 1/2% Preferred Stock and the Series Preferred Stock, including this Series, for all past dividend periods shall have been paid or set aside, shall redeem as and for a sinking fund for the retirement of this Series (the "6.33% Sinking Fund"), out of funds legally available therefor, (i) annually on July 1 in each of the years 2003 through 2007, 50,000 shares of this Series, and (ii) on July 1, 2008, the remaining shares of this Series. The Corporation's obligation to make redemptions for the 6.33% Sinking Fund on any such July 1 as provided in this subparagraph (2) (such obligations on each such date being herein called the "6.33% Sinking Fund Obligation") shall be cumulative so that if on any such July 1 the funds of the Corporation legally available for the 6.33% Sinking Fund shall be insufficient to permit the Corporation to discharge its 6.33% Sinking Fund obligation on such date, or if for any other reason such 6.33% Sinking Fund Obligation shall not have been discharged in full on such date, then such 6.33% Sinking Fund Obligation, to the extent not discharged, shall become an additional 6.33% Sinking Fund Obligation for each succeeding July 1 until fully discharged. The price at which shares of this Series shall be called for redemption through the 6.33% Sinking Fund shall be $100 per share, plus an amount equal to accumulated and unpaid dividends to the date of such redemption computed as provided in Section 5 of Division C of
  Article VI of these Amended and Restated Articles of Incorporation. The Corporation's 6.33% Sinking Fund Obligation may be discharged, in whole or part, by the application of any shares of this Series purchased or otherwise acquired by the Corporation on or before such date. If the Corporation shall for any reason fail to discharge in full its 6.33% Sinking Fund Obligation on any such July 1, the Corporation shall not thereafter, unless and until such 6.33% Sinking Fund Obligation and its 6.33% Sinking Fund Obligation for each and every prior July 1 shall have been discharged in full, declare or pay any dividend on, or make any other distribution of property with respect to, or purchase or otherwise acquire, any of its Common Stock.

    (3) Shares of this Series are not redeemable prior to October 1, 2003. On and after October 1, 2003, the Corporation may, by resolution of the Board of Directors or the Executive Committee of the Board of Directors, redeem all, or from time to time, any part of the outstanding shares of this Series at $100 per share. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

    (4) $100.00 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this series authorized is 1,000,000 shares.

  (G) 5.95% Series Preferred Stock. The terms of the "5.95% Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

    (1) The dividend rate shall be 5.95% per share per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such Series;

    (2) The Corporation, after full dividends on all outstanding shares of the 4 1/2% Preferred Stock and the Series Preferred Stock including this Series, for all past dividend periods shall have been paid or set aside, shall redeem as and for a sinking fund for the retirement of this Series (the "5.95% Sinking Fund"), out of funds legally available therefor, on April 1, 2001, all of the outstanding shares of this Series. If on April 1, 2001, the required number of shares shall not be redeemed because of the lack of legally available funds, or for any other reason, the amount required to be redeemed shall be carried forward until such obligation is fully discharged. The price at which shares of this Series shall be called for redemption through the 5.95% Sinking Fund shall be $100 per share, plus an amount equal to accumulated and unpaid dividends to the date of such redemption computed as provided in Section 5 of Division C of Article VI of these Amended and Restated Articles of Incorporation. If the Corporation shall for any reason fail to discharge in full its 5.95% Sinking Fund obligation on April 1, 2001, the Corporation shall not thereafter, unless and until such 5.95% Sinking Fund obligation shall have been discharged in full, declare or pay any dividend on, or make any other distribution of property with respect to, or purchase or otherwise acquire, any of its Common Stock. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

    (3) The amount per share for this Series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this Series authorized is 300,000 shares.

  (H) 6.05% Series Preferred Stock. The terms of the "6.05% Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

    (1) The dividend rate shall be 6.05% per share per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such Series;

    (2) The Corporation, after full dividends on all outstanding shares of the 4 1/2% Preferred Stock and the Series Preferred Stock, including this Series, for all past dividend periods shall have been paid or set aside, shall redeem as and for a Sinking Fund for the retirement of this Series (the "6.05% Sinking Fund"), out of funds legally available therefor, on April 1, 2002, all of the outstanding shares of this Series. If on April 1, 2002, the required number of shares shall not be redeemed because of the lack of legally available funds, or for any other reason, the amount required to be redeemed shall be carried forward until such obligation is fully discharged. The price at which shares of this Series shall be called for redemption through the 6.05% Sinking Fund shall be $100 per share, plus an amount equal to accumulated and unpaid dividends to the date of such redemption computed as provided in Section 5 of Division C of Article VI of these Amended and Restated Articles of Incorporation. If the Corporation shall for any reason fail to discharge in full its 6.05% Sinking Fund obligation on April 1, 2002, the Corporation shall not thereafter, unless and until such 6.05% Sinking Fund obligation shall have been discharged in full, declare or pay any dividend on, or make any other distribution of property with respect to, or purchase or otherwise acquire, any of its Common Stock. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

    (3) The amount per share for this Series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this Series authorized is 250,000 shares.

  (I) 6.15% Series Preferred Stock. The terms of the "6.15% Preferred Stock" in the respects in which the shares of such series may vary from shares of other series of the Series Preferred Stock shall be as follows:

    (1) The dividend rate shall be 6.15% per share per annum and dividends on each share of such Series shall be cumulative from the date or dates of the initial issue of shares of such Series;

    (2) The Corporation, after full dividends on all outstanding shares of the 4 1/2% Preferred Stock and the Series Preferred Stock, including this Series, for all past dividend periods shall have been paid or set aside, shall redeem as and for a sinking fund for the retirement of this Series (the "6.15% Sinking Fund"), out of funds legally available therefor, on April 1, 2003, all of the outstanding shares of this Series. If on April 1,

  2003, the required number of shares shall not be redeemed because of the lack of legally available funds, or for any other reason, the amount required to be redeemed shall be carried forward until such obligation is fully discharged. The price at which shares of this Series shall be called for redemption through the 6.15% Sinking Fund shall be $100 per share, plus an amount equal to accumulated and unpaid dividends to the date of such redemption computed as provided in Section 5 of Division C of Article VI of these Amended and Restated Articles of Incorporation. If the Corporation shall for any reason fail to discharge in full its 6.15% Sinking Fund obligation on April 1, 2003, the Corporation shall not thereafter, unless and until such 6.15% Sinking Fund obligation shall have been discharged in full, declare or pay any dividend on, or make any other distribution of property with respect to, or purchase or otherwise acquire, any of its Common Stock. Any shares of this Series which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares of Series Preferred Stock, without designation as to series.

    (3) The amount per share for this Series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be $100. The shares of this Series shall not be convertible into shares of any other class or classes or into any other securities of the Corporation. The number of shares of this Series authorized is 250,000 shares.

  (J) For the purposes of the foregoing paragraphs (A) through (I), the terms "involuntary liquidation, dissolution or winding up" shall include, without being limited to, a liquidation, dissolution or winding up of the Corporation resulting in the distribution of all of the net proceeds of a sale, lease or conveyance of all or substantially all of the property or business of the Corporation to any governmental body including, without limitation, any municipal corporation or political subdivision or authority.

DIVISION C -- PROVISIONS APPLICABLE TO BOTH THE 4 1/2% PREFERRED STOCK AND THE
                            SERIES PREFERRED STOCK

  Section 1. General. The term "Preferred Stock" whenever used in this Article VI, shall be deemed to include the 4 1/2% Preferred Stock, the Series Preferred Stock and any other class of stock entitled to dividends on a parity with the 4 1/2% Preferred Stock and Series Preferred Stock.

  Section 2. Dividends. (A) The shares of Preferred Stock shall be entitled to the payment of dividends on a parity with each other at the rate or rates established by or pursuant to the provisions of this Article VI and in preference to the Preference Stock and the Common Stock, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends.

  (B) Said dividends shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year or otherwise as the Board of Directors may determine, to shareholders of record as of a date not exceeding forty (40) days and not less than ten (10) days preceding such dividend payment dates, to be fixed by the Board of Directors. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon out of net profits or surplus earnings other than dividends established by or pursuant to this Article VI.

  Section 3. Preferences In Distribution. The shares of the 4 1/2% Preferred Stock and the Series Preferred Stock shall be entitled to share on a parity with each other, and shall have a preference over the Preference Stock and the Common Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon any distribution of assets, other than net profits or surplus earnings until there shall have been paid in respect of the shares of:

    (a) 4 1/2% Preferred Stock -- the full par value thereof, or

    (b) Series Preferred Stock -- the liquidation price fixed as provided in Division B;

plus, in either case, an amount, if any, by which an amount equivalent to the annual dividend upon such shares from the date after which dividends thereon became cumulative to the date of liquidation exceeds the dividends actually paid thereon or declared and set apart for payment thereon from such date to the date of liquidation. The 4 1/2% Preferred Stock and the Series Preferred Stock shall not receive any share in any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in any distribution of assets in excess of the aggregate amount specified in this section.

  Section 4. Voting Rights. (A) Except as otherwise provided in these Amended and Restated Articles of Incorporation, each share of the 4 1/2% Preferred Stock, the Series Preferred Stock, the Common Stock and (if, and to the extent, stated in the resolution or resolutions providing for the issue of a series of Preference Stock) the Preference Stock shall be equal in voting power and shall entitle the holder thereof to one vote upon any question presented to any shareholders meeting, it being hereby agreed and declared that a majority in number of shares regardless of the class to which such shares may belong is a majority in value or in interest within the meaning of any statute or law requiring the consent of stockholders holding a majority in interest or a greater amount in value of stock of the Corporation.

  (B) If and when dividends payable on any shares of Preferred Stock shall be in default in an amount equivalent to the annual dividend, or more, per share, and thereafter until all dividends on the Preferred Stock (of all classes and series) in default shall have been paid, the holders of the Preferred Stock voting as a single class, separate from the holders of the Preference Stock and the Common Stock, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock and the Preference Stock (if, and to the extent, stated in the resolution or resolutions providing for the issue of a series of Preference Stock), voting separately as a class, shall have the right to elect the remaining directors of the Corporation. The terms of office, as directors, of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock, except that, if the holders of the Preference Stock and/or the Common Stock shall not have exercised their right to elect directors of the Corporation (either by voting together as a single class or by voting separately as two distinct classes, as the case may
be) because of the lack of a quorum consisting of a majority of the required class, then such remaining directors shall be elected by the directors whose term of office is thus terminated and who have not been elected by the holders of the Preferred Stock as a class; and in that event, such elected directors shall hold office for the interim period, pending such time s a quorum of the requisite class shall be present at a meeting held for the election of directors.

  (C) If and when all dividends then in default on the Preferred Stock, then outstanding, shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of the Preferred Stock shall be divested of any special right with respect to the election of directors and the voting power of the holders of the Preferred Stock and the holders of the Common Stock and the Preference Stock (to the extent stated in the resolution or resolutions providing for the issue of a series of Preference Stock) shall revert to the status existing before the first dividend payment date on which dividends on any shares of the Preferred Stock were not paid in full; but always subject to the same provisions for vesting such special rights in the holders of the Preferred Stock in case of further like default or defaults on dividends thereon. Upon the termination of any such special voting right, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preferred Stock, as a class, pursuant to such special voting right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

  (D) In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preferred Stock, voting as a single class separate from the holders of the Common Stock and the holders of any series of Preference Stock with voting rights, the remaining directors elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant.

  (E) In case of any vacancy in the office of a director occurring among the directors not elected by the holders of the Preferred Stock, the remaining directors not elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining such director if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

  (F) Whenever the right shall have accrued to the holders of the Preferred Stock to elect directors, voting as a single class separate from the holders of the Common Stock and the holders of any series of Preference Stock with voting rights, then upon request in writing signed by any holder of the Preferred Stock entitled to vote, delivered by registered mail or in person to the president, a vice president or secretary of the Corporation, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as such officer may fix, not less than ten (10) nor more than sixty (60) days after the receipt of such request, for the purpose of electing directors. At all meetings of shareholders held for the purpose of electing directors during such time as the holders of a class or classes of stock shall have the special right, voting as a single class, separate from the holders of the other class or classes of stock (not entitled to such special right), to elect directors, the presence in person or by proxy of the holders of a majority of such other class or classes of stock (counted either separately as single classes or together as a single class, as the case may be) shall be required to constitute a quorum of such class or classes for the election of directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or classes of stock entitled to such special right shall be required to constitute a quorum of such class or classes for the election of directors; provided, however, that the absence of a quorum of the holders of any such class or classes of stock shall not prevent the election at any such meeting or any adjournment thereof of directors by any other class or classes if the necessary quorum of the holders of stock of such other class or classes is present in person or by proxy at such meeting or adjournment thereof; and provided further that in the event a quorum of the holders of the Preferred Stock is not present, then the election of the directors elected by the holders of any other class or classes of stock shall not become effective and the directors so elected by such other class or classes of stock shall not assume their offices and duties until the holders of the Preferred Stock shall have elected the directors they shall be entitled to elect; and provided further, however, that in the absence of a quorum of the holders of stock of any class, a majority of the holders of the stock of such class who are present in person or by proxy shall have the power to adjourn the election of the directors to be elected by such class from day to day or for such longer periods, not exceeding 15 days, each, as such majority shall direct without notice other than announcement at the meeting until the requisite number of holders of such class shall be present in person or by proxy.

  Section 5. Redemption. (A) By a majority vote of the Board of Directors of the Corporation:

    (1) the 4 1/2% Preferred Stock may be redeemed in whole or in part at any time at One Hundred Ten Dollars ($110.00) per share, or

    (2) any series of Series Preferred Stock may be redeemed in whole or in part at any time at the redemption price fixed and determined as specified in Division B;

plus, in either case, an amount, if any, by which an amount equivalent to the annual dividend upon such shares from the date after which dividends thereon became cumulative to the date of redemption exceeds the dividends actually paid thereon or declared and set apart for payment thereon from such date to the date of redemption. If, pursuant to such vote, less than all of the shares of any class or series thereof of the Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot, in such manner as the Board of Directors of the Corporation shall determine, by a bank or trust company chosen for that purpose by the Board of Directors of the Corporation.

  (B) Nothing herein contained shall limit any right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock.

  (C) Notice of the intention of the Corporation to redeem shares of the Preferred Stock or any thereof shall be mailed thirty (30) days before the date of redemption to each holder of record of the shares to be redeemed, at his last known post office address as shown by the records of the Corporation. At any time after such notice has been mailed as aforesaid, the Corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of shares so to be redeemed) with any bank or trust company in the City of Philadelphia, Pennsylvania; City of Allentown, Pennsylvania; or in the City of New York, New York, named in such notice, payable in amounts aforesaid to the respective orders of the record holders of the shares so to be redeemed, on endorsement and surrender of their certificates, and thereupon said holders shall cease to be shareholders with respect to said shares and from and after the making of such deposit, said holders shall have no interest in or claim against the Corporation with respect to said shares, but shall be entitled only to receive said moneys from said bank or trust company with interest, if any, allowed by such bank or trust company on such moneys deposited as provided in this subsection (C), on endorsement and surrender of their certificates as aforesaid.

  (D) Any moneys so deposited, plus interest thereon, if any, and remaining unclaimed at the end of six years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors of the Corporation, shall be repaid to the Corporation and in the event of such repayment to the Corporation, such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation shall be deemed to be unsecured creditors of the Corporation for an amount without interest equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated, for the redemption of such shares and so paid to the Corporation.

                        DIVISION D -- PREFERENCE STOCK

  Section 1. General. To the extent permitted by these Amended and Restated Articles of Incorporation, the Board of Directors, by majority vote of a quorum, shall have the authority to issue shares of Preference Stock from time to time in one or more series, and to fix by resolution, at the time of issuance of each of such series, the distinctive designations, terms, relative rights, privileges, qualifications, limitations, options, conversion rights, preferences, and voting powers, and such prohibitions, restrictions and qualifications of voting or other rights and powers thereof except as they are fixed and determined in this Article VI. The dividend rate or rates, dividend payment dates or other terms of a series of Preference Stock may vary from time to time dependent upon facts ascertainable outside of these Amended and Restated Articles of Incorporation if the manner in which the facts will operate to fix or change such terms is set forth in the express terms of the series or upon terms incorporated by reference to an existing agreement between the Corporation and one or more other parties or to another document of independent significance or otherwise to the extent permitted by the Business Corporation Law of 1988.

  Section 2. Dividends. Subject to the provisions of Section 2(A) of Division C, the holders of shares of each series of Preference Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for the purpose under 15 Pa.C.S. (S) 1551 (relating to distributions to shareholders) or any superseding provision of law subject to any additional limitations in the express terms of the series, cash dividends at the rate or rates and on the terms which shall have been fixed by or pursuant to the authority of the Board of Directors with respect to such series and no more, payable at such time or times as may be fixed by or pursuant to the authority of the Board of Directors. If and to the extent provided by the express terms of any series of Preference Stock, the holders of the series shall be entitled to receive such other dividends as may be declared by the Board of Directors.

  Section 3. Liquidation of the Corporation. Subject to the provisions of
Section 3 of Division C, in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preference Stock shall be entitled to receive from the assets of the Corporation (whether capital or surplus), prior to any payment to the holders of shares of Common Stock or of any other class of stock of the Corporation ranking as to assets subordinate to the Preference Stock, the amount per share (which, in the case of an involuntary liquidation, dissolution or winding up, shall not be in excess of the original offering price per share (not including accrued dividends, if any) or $100 per share, whichever is less) which shall have been fixed and determined by the Board of Directors with respect thereto, plus the accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared. For the purposes of this section, the terms "involuntary liquidation, dissolution or winding up" shall include, without being limited to, a liquidation, dissolution or winding up of the Corporation resulting in the distribution of all of the net proceeds of a sale, lease or conveyance of all or substantially all of the property or business of the Corporation to any governmental body including, without limitation, any municipal corporation or political subdivision or authority.

  Section 4. Conversion Privileges. In the event any series of the Preference Stock is issued with the privilege of conversion, such stock may be converted, at the option of the record holder thereof, at any time or from time to time, as determined by the Board of Directors, in the manner and upon the terms and conditions stated in the resolution establishing and designating the series and fixing and determining the relative rights and preferences thereof.

  Section 5. Redemption. The Corporation, at its option to be exercised by its Board of Directors, may redeem the whole or any part of the Preference Stock or of any series thereof at such time or times as may be fixed by the Board, at the applicable price for each share, and upon the terms and conditions which shall have been fixed and determined by the Board with respect thereto.

  Section 6. Voting Rights. Each holder of record of shares of a series of Preference Stock shall have full voting rights of one vote per share or such other limited, multiple, fractional or conditional or no voting rights as shall be stated in the resolution or resolutions of the Board of Directors providing for the issue of the shares of such series. Unless provided in such resolution or resolutions, no holder of shares of Preference Stock shall have cumulative voting rights.

                          DIVISION E -- COMMON STOCK

  Section 1. Dividends And Shares In Distribution On Common Stock. (A) Subject to the rights of the holders of the Senior Stock, and the Preference Stock and subordinate thereto, the Common Stock alone shall receive all further dividends and shares upon liquidation, dissolution, winding up or distribution.

  (B) A consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed a distribution of assets of the Corporation within the meaning of any provision of this Article VI.

  Section 2. Voting Rights. Except as otherwise provided in these Amended and Restated Articles of Incorporation, each share of the 4 1/2% Preferred Stock, the Series Preferred Stock and the Common Stock shall be equal in voting power and shall entitle the holder thereof to one vote upon any question presented to any shareholders' meeting, it being hereby agreed and declared that a majority in number of shares (including, if and to the extent provided pursuant to Division D, shares of Preference Stock) regardless of the class to which such shares may belong is a majority in value or in interest within the meaning of any statute or law requiring the consent of stockholders holding a majority in interest or a greater amount in value of stock of the Corporation.

                             DIVISION F -- GENERAL

  PRE-EMPTIVE RIGHTS. The Corporation may issue or sell shares, option rights, or securities having conversion or option rights for money or otherwise without first offering them to shareholders of any class or classes.

  REDEMPTION. Any shares of the 4 1/2% Preferred Stock, the Series Preferred Stock, the Preference Stock and the Common Stock which are redeemed, repurchased or otherwise reacquired by the Corporation shall, until further action by the Board of Directors or the Executive Committee of the Board of Directors, have the status of authorized and unissued shares, without, in the case of the Series Preferred Stock, designation as to series.

  CONVERTIBILITY. Unless otherwise provided in the terms of a series of Series Preferred Stock or Preference Stock or otherwise in these Amended and Restated Articles of Incorporation, the shares of each of the 4 1/2% Preferred Stock, the Series Preferred Stock, the Preference Stock and the Common Stock, respectively, shall not be convertible into shares of any other class or classes or into any other securities of the Corporation.

  ARTICLE VII. A majority of the directors may amend, alter or repeal the Bylaws, subject to the power of the shareholders to change such action; provided, however, that any amendment, alteration or repeal of, or the adoption of any provision inconsistent with, Sections 3.01, 3.01.1, 3.04, 3.05, or 3.13 of the Bylaws, if by action of the shareholders, shall be only upon the affirmative vote of the shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast, and if by action of the directors, shall be only upon the approval of two-thirds of the directors.

  ARTICLE VIII. These Amended and Restated Articles of Incorporation may be amended in the manner from time to time prescribed by statute and all rights conferred upon shareholders herein are granted subject to this reservation; provided, however, that, notwithstanding the foregoing (and in addition to any vote that may be required by law, these Amended and Restated Articles of Incorporation or the Bylaws), the affirmative vote of the shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, Articles VII or VIII of these Amended and Restated Articles of Incorporation.

  ARTICLE IX. The following provisions of the Business Corporation Law of 1988 shall not be applicable to the Corporation: 15 Pa.C.S. (S) 2538 (relating to approval of transactions with interested shareholders) and 15 Pa.C.S. Subchapter E (relating to control transactions).

  For any questions you may have or additional information you may require about your account, change in stock ownership, dividend payments and the reinvestment of dividends, please call the Shareowner Information Line, or write to:


                             George Kline, Manager
                          Investor Services Department
                                   PP&L, Inc.
                  Two North Ninth Street, Allentown, PA 18101

                   Shareowner Information Line: 800-345-3085

                                --------------

    PP&L and PP&L Resources file a joint Form 10-K Report and Form 10-Q Report with the Securities and Exchange Commission. The Form 10-K Report for 1998 and the Form 10-Q Report for the quarter ending March 31, 1999 are available without charge by writing to the Investor Services Department at the address printed above, or by calling the toll-free number.



                                --------------

--------------------------------------------------------------------------------
                                   IMPORTANT

   PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

  IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE
                                    CONTACT
             THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES:

                           INNISFREE M&A INCORPORATED

                           TOLL-FREE: (888) 750-5834
--------------------------------------------------------------------------------



                                --------------


          For the latest information on PP&L Resources or PP&L, Inc., visit our location on the Internet at
                          http:// www.pplresources.com

                                --------------

Admission Ticket
PP&L, Inc. Annual Meeting of Shareowners
1:30 p.m., April 23, 1999
Lehigh University's Stabler Arena
Bethlehem, Pennsylvania


                                                                 March 12, 1999
           Shareowner's mailing info here




Dear Shareowner:

     It is a pleasure to invite you to attend the 1999 Annual Meeting of Shareowners, which will be held at 1:30 p.m. on Friday, April 23, 1999, at Lehigh University's Stabler Arena, at the Goodman Campus Complex, located in Lower Saucon Township outside Bethlehem.

     Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. We will conclude the formal portion of the meeting with a discussion of the company's operations and a question-and-answer period will follow.

     We hope you will be able to attend in person. If you plan to attend the meeting, please detach and return your proxy now and bring this admission ticket with you to the meeting. If you are unable to attend the meeting but have any questions or comments on the company's operations, we would like to hear from you.

     In order to receive the cash payment of $1.00 per share as discussed in the Proxy, Proposal 2 must be approved and adopted, and you must vote FOR Proposal
2. In addition, please remember to complete and sign the enclosed W-9 Form.

                              Sincerely yours,

                              /s/ William F. Hecht

                              William F. Hecht
                              Chairman, President and Chief Executive Officer

--------------------------------------------------------------------------------

PROXY

[X]                                                (Name and Account Info Here)
     Please date and sign your name(s) exactly as shown at right, and indicate your vote on the reverse side. Make sure the return address on this card shows in the window of the return envelope. Retain the top portion of this page as your admission ticket for the Annual Meeting.

     Remember to complete and sign the W-9 form.  [_] Check here if the information shown above
                                                      has changed.

          PROXY VOTE                              IMPORTANT: When signing as
          PP&L, INC.                              attorney, executor,
          2 N 9TH STREET                          administrator, trustee or
          ALLENTOWN PA 18101-9971                 guardian, please give your
                                                  full title as such. In the
                                                  case of JOINT HOLDERS, all
                                                  should sign.

                                                  _______________ Date _________

                                                  _______________ Date _________


                                                              Sequence No.

                      [MAP OF BETHLEHEM AREA APPEARS HERE]



                                              *Note: An eight mile section of
                                               Route 22 in the Bethlehem area is
                                               under construction.


     Indicate your vote by placing an (X) in the appropriate box, using black or dark blue ink. Please date and sign your name(s) on the reverse side.

--------------------------------------------------------------------------------


     Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareowners, April 23, 1999

     William F. Hecht, Frank A. Long and Norman Robertson, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PP&L, Inc. to be held on April 23, 1999, and any adjournments thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments thereof.

     Shares represented by all properly executed proxies will be voted at the Annual Meeting in the manner specified. If properly executed and returned, and no specification is made, votes will be cast "FOR" all items on the proxy.


     1. ELECTION OF DIRECTORS:

     (1) Frederick M. Bernthal (2) William J. Flood (3) Frank A. Long

                              For All        Withhold
               For All       Except (*)      For All

                 [_]            [_]             [_]



     (*) To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above and mark an (X) in the "For All Except" box.


                                                      For    Against  Abstain
     2. PROPOSAL 2: Amendment to the Articles
                                                      [_]      [_]      [_]